WesBanco Announces Third Quarter 2020 Financial Results

Wheeling, WV, October 21, 2020 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and nine months ended September 30, 2020. Reflecting the impact from the 2020 adoption of the new Current Expected Credit Losses (“CECL”) accounting standard, net income for the three months ended September 30, 2020 was $41.3 million, with diluted earnings per share of $0.61, compared to $37.3 million and $0.68 per diluted share, respectively, for the third quarter of 2019. For the nine months ended September 30, 2020, net income was $69.2 million, or $1.03 per diluted share, compared to $122.5 million, or $2.24 per diluted share, for the 2019 period. Net income excluding after-tax restructuring and merger-related expenses for the three months ended September 30, 2020, was $44.2 million, or $0.66 per diluted share, as compared to $38.7 million and $0.71 per diluted share, respectively, in the prior year quarter (non-GAAP measures). On the same basis, net income for the nine months ended September 30, 2020 was $76.5 million, or $1.14 per diluted share, as compared to $2.31 per diluted share in the prior year period (non-GAAP measures).

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2020		2019		2020		2019
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$44,155	$0.66	$38,681	$0.71	$76,489	$1.14	$126,349	$2.31
Less: After tax merger-related expenses	(2,850)	(0.05)	(1,334)	(0.03)	(7,300)	(0.11)	(3,852)	(0.07)
Net income (GAAP)	$41,305	$0.61	$37,347	$0.68	$69,189	$1.03	$122,497	$2.24
(1)	See non-GAAP financial measures for additional information relating to the calculation of these items.
(2)	For the third quarter of 2020, after tax merger-related expenses totaled $0.5 million, and after tax restructuring expenses from financial center optimization totaled $2.3 million.

On November 22, 2019, WesBanco consummated the merger with Old Line Bancshares, Inc. (“OLBK”), a bank holding company headquartered in Bowie, MD with approximately $3.0 billion in assets, excluding goodwill. Financial results for OLBK have been included in WesBanco’s results from the merger consummation date.

WesBanco believes that pre-tax, pre-provision income (non-GAAP measure) provides a more comparable year-over-year measure as it removes the impact of the new CECL accounting standard implemented earlier this year. For the three months ended September 30, 2020, pre-tax, pre-provision income, excluding merger-related expenses, increased 33.8% year-over-year to $68.9 million compared to $51.5 million. On the same basis, pre-tax, pre-provision income, for the nine months ended September 30, 2020, increased 20.5% year-over-year to $197.7 million compared to $164.0 million. In addition, on the same basis, the return on average assets was 1.64% for the three month period and 1.61% for the nine month period. WesBanco believes that these non-GAAP financial measures are useful to investors as they enhance investors’ understanding of the company’s business and performance.

Financial and operational highlights during the quarter ended September 30, 2020:

•	WesBanco is a well-capitalized financial institution with solid liquidity and a strong balance sheet
•	Capital was enhanced with the issuance of $150 million of non-cumulative perpetual preferred stock
•	Organic loan growth was 10.0% year-over-year, driven by WesBanco’s support of small businesses impacted by the pandemic, as well as the commercial real estate loan category
o	Commercial real estate loans increased organically 4.9% year-over-year due to new loan production, funding of construction loans originated during 2019, and lower payoffs compared to last year
o	Funding of nearly 7,200 loans totaling approximately $853.1 million through the Small Business Administration’s Payroll Protection Program (“SBA PPP”), as established by the CARES Act
•	Pandemic-related loan deferrals have continued to decline and, as of October 16, represent 4.9% of total loans
•	Organic deposit growth, excluding certificates of deposit, was 12.9% year-over-year, driven by growth in demand deposits
•	Mortgage banking income increased 228.0% year-over-year to a record $8.5 million due to strong originations and organic growth in the current low interest rate environment
•	Continued expense management demonstrated by a year-to-date efficiency ratio of 56.15% (non-GAAP measure)
•

On August 27, 2020, WesBanco Bank announced the acceleration of its financial center optimization strategy that will consolidate 25 locations by early 2021, with expected gross cost savings of approximately $6.0 to $6.5 million

•

Key credit quality metrics such as non-performing assets, past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion, for the four quarters prior to the current earnings period

“We are pleased with WesBanco’s performance during the third quarter as we exhibited strong fee income growth and disciplined expense management to deliver growth of 33.8% year-over-year and 3.0% quarter-over-quarter in our pre-tax, pre-provision income,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco.  “WesBanco is a well-capitalized institution with peer-leading reserve levels combined with diversified growth engines and diligent expense management.  We remain focused on the long-term success of our company for our shareholders, customers, and communities.”

Mr. Clossin added, “I continue to be extremely proud of our employees as they have gone above and beyond to serve our customers and communities during the last six months.  In addition to our company donating more than a half million dollars for pandemic-related efforts, our employees continue to provide their time and efforts supporting local charitable organizations.  They have assisted more than 7,200 businesses secure Payroll Protection Program loans from the Small Business Administration.  Furthermore, they helped nearly 2,300 small business and commercial, 550 residential mortgage, 490 consumer loan, and 230 home equity loan customers during the early stages of the pandemic with primarily 90-day loan deferrals.  Our customers have been very grateful for our efforts that allowed them to worry about one less thing during this unprecedented time.  These actions speak loudly to our community bank roots.”

Financial Center Optimization Strategy

WesBanco annually reviews the needs of the communities it serves, as well as the performance of its financial centers, to identify necessary improvement plans.  Based in part on customer migration to digital channels, community transition, and capital deployment, it has closed 15 locations during the last three years.  Reflecting the current operating environment and increased utilization of digital services, WesBanco announced, on August 27, 2020, a plan to accelerate its financial center optimization strategy.  Through this plan, WesBanco will consolidate a total of 25 existing locations and convert two others to drive-up only locations across Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia.  One location closed during the last week of September, two others are slated for closure during the fourth quarter of 2020, and the remainder will close on or about January 22, 2021.  Cost savings of approximately $6.0 to $6.5 million are expected to be phased-in during the first half of 2021.  During the next few quarters, including the third quarter of 2020, WesBanco anticipates incurring total charges of approximately $3.5 to $4.0 million due to the disposition of assets, lease terminations, severance, and other costs associated with the closures, of which $3.0 million was incurred during the third quarter of 2020.  Importantly, staff at the locations being consolidated will be given the opportunity to fill certain open positions at other nearby financial centers.

Balance Sheet

Portfolio loans of $11.0 billion as of September 30, 2020 increased 41.7% when compared to the prior year period due to the OLBK acquisition and participation in the SBA PPP.  Total organic loan growth was 10.0% year-over-year, driven by the SBA PPP and commercial real estate loans.  Total deposits increased 40.8% year-over-year to $12.2 billion due primarily to the OLBK acquisition, CARES Act stimulus, and increased personal savings.  Total deposits, excluding the OLBK acquisition, increased $1.1 billion, or 12.9%, year-over-year due to CARES Act stimulus and increased personal savings, which more than offset a $0.4 million reduction in certificates of deposit.

Credit Quality

As of September 30, 2020, both non-performing loans and non-performing assets as percentages of the portfolio and total assets have remained relatively low and consistent throughout the last five quarters. The granting of loan deferrals has resulted in continued relatively benign asset quality metrics, as nonperforming and delinquency amounts do not reflect loans that have been modified as a result of the COVID-19 pandemic. Total loans past due as a percentage of total portfolio loans of 25 basis points decreased 5 basis points year-over-year and 26 basis points sequentially.  In addition, annualized net loan charge-offs to average loans remained low for the quarter and year-to-date periods at zero and 8 basis points, respectively.

The provision for credit losses of $16.3 million decreased significantly from the second quarter due to improved macroeconomic factors.  The allowance for credit losses specific to total portfolio loans at September 30, 2020 was $185.1 million, or 1.68% of total loans; or, when excluding SBA PPP loans, 1.83% of total portfolio loans.  Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 0.43% of total loans.

Criticized and classified loan balances increased to 3.25% of total portfolio loans due primarily to the downgrade of $72 million of hotel loans resulting from low occupancy due to the current pandemic-driven environment.  These downgraded loans satisfy the CARES Act loan deferral guidelines, and have an average LTV of 60% as well as strong guarantor support.  Furthermore, the criticized and classified ratio continued to be favorable to peer bank averages.

Net Interest Margin and Income

The net interest margin of 3.31% for the third quarter of 2020 decreased 25 basis points year-over-year, primarily due to the lower interest rate environment from the five decreases in the Federal Reserve Board’s target federal funds rate, totaling 225 basis points, from July 2019 through March 2020, as well as a flattening of the yield curve.  Reflecting the significantly lower interest rate environment, we aggressively reduced our deposit rates beginning in late March, which helped to lower deposit funding costs 45 basis points year-over-year to 26 basis points for the third quarter of 2020.  In addition, we shortened the maturities and experienced lower rates in our third quarter FHLB borrowings as compared to the prior year, which helped to lower the cost of borrowings 35 basis points year-over-year.  Accretion from acquisitions benefited the third quarter net interest margin by 18 basis points, as compared to 13 basis points in the prior year period and 19 basis points during the second quarter of 2020.  Lastly, while the SBA PPP loans will positively impact the net interest margin as the loans are forgiven during the next several quarters, the funding of these loans benefited the third quarter of 2020 net interest margin by a net two basis points.

Net interest income increased $24.5 million, or 25.5%, during the third quarter of 2020, as compared to the same quarter of 2019, due to a 34.8% increase in average total earning assets, primarily driven by the OLBK acquisition and related accretion from purchase accounting, partially offset by the lower loan yields, reflecting repricing of existing loans and lower new offered rates in the current market environment.  For the nine months ended September 30, 2020, net interest income increased $66.8 million, or 22.8%, due to higher average total earning assets, despite an overall lower net interest margin, as discussed for the three-month period comparison.

Non-Interest Income

For the third quarter of 2020, non-interest income of $34.6 million increased $7.7 million, or 28.4%, from the third quarter of 2019, driven primarily by mortgage banking income and higher commercial customer loan swap-related income, which were partially offset by lower service charges on deposits.  Reflecting the low interest rate environment and organic growth, mortgage banking fees increased $5.9 million, or 228.0%, compared to the prior year period, as residential mortgage origination dollar volume doubled, with approximately 75% of those originations sold into the secondary market.  Loan swap-related income for the quarter was $1.3 million reflecting commercial loan customer demand in the current rate environment.  This quarter represented the one-year anniversary of the limitation on interchange fees due to the Durbin amendment in the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”).  Service charges on deposits were lower due to higher consumer deposits associated with CARES Act stimulus and lower general consumer spending, resulting in fewer eligible account fees.  Primarily reflecting the items discussed above, non-interest income, for the nine months ended September 30, 2020, increased $9.6 million, or 11.2%.

Non-Interest Expense

Excluding restructuring and merger-related expenses, non-interest expense for the three months ended September 30, 2020 increased $14.8 million, or 20.6%, to $86.3 million compared to the prior year period, primarily reflecting additional staffing and financial center locations from the OLBK acquisition.  Total operating expenses continued to be well-controlled through company-wide efforts to effectively manage discretionary costs, open positions, and marketing expenses.  These efforts are demonstrated by efficiency ratios of 55.23% and 56.15% for the three-month and nine-month periods ending September 30, 2020, respectively.  FDIC insurance expense increased $3.2 million, or 259.5%, due to a higher assessment rate associated with our larger asset level, as well as the recording of a $2.4 million assessment credit in the prior year period.  On a similar basis, non-interest expense during the first nine months of 2020 increased $42.8 million, or 19.9%, compared to the prior year period, primarily reflecting the OLBK acquisition and the mid-year annual salary increases.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards.  At September 30, 2020, Tier I leverage was 10.18%, Tier I risk-based capital ratio was 14.29%, common equity Tier 1 capital ratio (“CET 1”) was 12.99%, and total risk-based capital was 17.18%.

As compared to the prior year period, Tier 1 leverage and Tier 1 risk-based capital ratios were adversely impacted by the movement of $136.5 million of trust preferred securities, during the fourth quarter of 2019, from Tier 1 to Tier 2 risk-based capital, as required by the Dodd-Frank Act for financial institutions with total assets greater than $15 billion.  As an offset to this requirement, WesBanco, on August 4, 2020, raised $150 million of preferred stock, considered Tier 1 capital, through the issuance of 6,000,000 depositary shares, which are listed on the Nasdaq Global Select Market under the symbol “WSBCP”.  The net proceeds from this issuance are expected to be used for general corporate purposes, which may include repayment, redemption or refinancing of indebtedness, capital expenditures, making contributions to the capital of WesBanco Bank to support its lending, investing and other financial services activities, funding of possible acquisitions, working capital, satisfaction of other obligations of WesBanco and its subsidiaries, and repurchase of WesBanco’s outstanding equity securities.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the third quarter of 2020 at 3:00 p.m. ET on Thursday, October 22, 2020.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10136715.  The replay will begin at approximately 5:00 p.m. ET on October 22, and end at 12 a.m. ET on November 5.  An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2019 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31 and June 30, 2020, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A and under “Risk Factors” in Part II, Item 1A of WesBanco’s March 31, 2020 Quarterly Report on Form 10-Q.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions including the effects of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity.  WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel.  Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share.  Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively.  In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $4.6 billion of assets under management (as of September 30, 2020).  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 235 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia.  Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE:  WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
	2020	2019	% Change	2020	2019	% Change
Interest and dividend income
Loans, including fees	$116,524	$95,369	22.2	$351,095	$287,287	22.2
Interest and dividends on securities:
Taxable	11,669	15,887	(26.6)	42,702	49,061	(13.0)
Tax-exempt	4,182	4,759	(12.1)	12,940	15,443	(16.2)
Total interest and dividends on securities	15,851	20,646	(23.2)	55,642	64,504	(13.7)
Other interest income	1,282	1,333	(3.8)	4,062	4,153	(2.2)
Total interest and dividend income	133,657	117,348	13.9	410,799	355,944	15.4
Interest expense
Interest bearing demand deposits	1,225	4,489	(72.7)	5,970	12,749	(53.2)
Money market deposits	707	1,973	(64.2)	3,937	5,881	(33.1)
Savings deposits	303	861	(64.8)	1,523	2,061	(26.1)
Certificates of deposit	3,197	3,830	(16.5)	10,765	11,831	(9.0)
Total interest expense on deposits	5,432	11,153	(51.3)	22,195	32,522	(31.8)
Federal Home Loan Bank borrowings	5,457	6,645	(17.9)	20,982	19,269	8.9
Other short-term borrowings	304	1,353	(77.5)	1,454	4,392	(66.9)
Subordinated debt and junior subordinated debt	1,871	2,077	(9.9)	6,400	6,820	(6.2)
Total interest expense	13,064	21,228	(38.5)	51,031	63,003	(19.0)
Net interest income	120,593	96,120	25.5	359,768	292,941	22.8
Provision for credit losses	16,288	4,121	NM	107,949	9,375	NM
Net interest income after provision for credit losses	104,305	91,999	13.4	251,819	283,566	(11.2)
Non-interest income
Trust fees	6,426	6,425	-	19,580	19,880	(1.5)
Service charges on deposits	5,332	7,056	(24.4)	16,272	19,803	(17.8)
Electronic banking fees	4,780	5,253	(9.0)	13,100	18,299	(28.4)
Net securities brokerage revenue	1,725	1,765	(2.3)	4,787	5,597	(14.5)
Bank-owned life insurance	2,088	1,373	52.1	5,609	4,032	39.1
Mortgage banking income	8,488	2,588	228.0	17,295	5,262	228.7
Net securities gains	787	235	234.9	3,577	3,800	(5.9)
Net (loss) gain on other real estate owned and other assets	(19)	158	(112.0)	84	670	(87.5)
Other income	5,005	2,097	138.7	15,177	8,535	77.8
Total non-interest income	34,612	26,950	28.4	95,481	85,878	11.2
Non-interest expense
Salaries and wages	38,342	32,915	16.5	114,025	95,501	19.4
Employee benefits	10,604	9,726	9.0	31,115	29,419	5.8
Net occupancy	7,092	5,392	31.5	20,809	16,343	27.3
Equipment	6,229	5,273	18.1	17,991	14,924	20.6
Marketing	1,577	1,505	4.8	4,282	4,002	7.0
FDIC insurance	1,948	(1,221)	259.5	6,456	1,287	401.6
Amortization of intangible assets	3,346	2,446	36.8	10,085	7,424	35.8
Restructuring and merger-related expense	3,608	1,688	113.7	9,241	4,876	89.5
Other operating expenses	17,197	15,544	10.6	52,775	45,876	15.0
Total non-interest expense	89,943	73,268	22.8	266,779	219,652	21.5
Income before provision for income taxes	48,974	45,681	7.2	80,521	149,792	(46.2)
Provision for income taxes	7,669	8,334	(8.0)	11,332	27,295	(58.5)
Net Income	41,305	37,347	10.6	69,189	122,497	(43.5)
Preferred stock dividends	-	-	-	-	-	-
Net income available to common shareholders	$41,305	$37,347	10.6	$69,189	$122,497	(43.5)

Taxable equivalent net interest income	$121,705	$97,385	25.0	$363,208	$297,046	22.3

Per common share data
Net income per common share - basic	$0.61	$0.68	(10.3)	$1.03	$2.24	(54.0)
Net income per common share - diluted	0.61	0.68	(10.3)	1.03	2.24	(54.0)
Net income per common share - diluted, excluding certain items (1)(2)	0.66	0.71	(7.0)	1.14	2.31	(50.6)
Dividends declared	0.32	0.31	3.2	0.96	0.93	3.2
Book value (period end)	40.66	38.42	5.8	40.66	38.42	5.8
Tangible common book value (period end) (1)	21.39	21.89	(2.3)	21.39	21.89	(2.3)
Average common shares outstanding - basic	67,214,759	54,695,578	22.9	67,268,449	54,641,057	23.1
Average common shares outstanding - diluted	67,269,303	54,751,344	22.9	67,351,857	54,705,761	23.1
Period end common shares outstanding	67,216,012	54,691,225	22.9	67,216,012	54,691,225	22.9
Period end preferred shares outstanding	150,000	-	100.0	150,000	-	100.0

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.
NM -Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2020	2019	% Change
Return on average assets	0.56%	1.31%	(57.25)%
Return on average assets, excluding
after-tax restructuring and merger-related expenses (1)	0.62	1.35	(54.07)
Return on average equity	3.53	7.99	(55.82)
Return on average equity, excluding
after-tax restructuring and merger-related expenses (1)	3.90	8.24	(52.67)
Return on average tangible equity (1)	6.96	14.97	(53.51)
Return on average tangible equity, excluding
after-tax restructuring and merger-related expenses (1)	7.62	15.42	(50.58)
Return on average tangible common equity (1)	7.09	14.97	(52.64)
Return on average tangible common equity, excluding
after-tax restructuring and merger-related expenses (1)	7.76	15.42	(49.68)
Yield on earning assets (2)	3.86	4.41	(12.47)
Cost of interest bearing liabilities	0.69	1.07	(35.51)
Net interest spread (2)	3.17	3.34	(5.09)
Net interest margin (2)	3.38	3.64	(7.14)
Efficiency (1) (2)	56.15	56.09	0.11
Average loans to average deposits	92.37	87.77	5.24
Annualized net loan charge-offs/average loans	0.08	0.05	60.00
Effective income tax rate	14.07	18.22	(22.78)

	For the Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2020	2020	2020	2019	2019
Return on average assets	0.98%	0.11%	0.60%	1.04%	1.19%
Return on average assets, excluding
after-tax restructuring and merger-related expenses (1)	1.05	0.12	0.70	1.30	1.23
Return on average equity	6.17	0.69	3.63	6.20	7.06
Return on average equity, excluding
after-tax restructuring and merger-related expenses (1)	6.60	0.75	4.26	7.75	7.32
Return on average tangible equity (1)	11.56	1.98	7.07	11.53	13.06
Return on average tangible equity, excluding
after-tax restructuring and merger-related expenses (1)	12.31	2.08	8.18	14.24	13.50
Return on average tangible common equity (1)	12.21	1.98	7.07	11.53	13.06
Return on average tangible common equity, excluding		.
after-tax restructuring and merger-related expenses (1)	13.00	2.08	8.18	14.24	13.50
Yield on earning assets (2)	3.66	3.75	4.19	4.25	4.34
Cost of interest bearing liabilities	0.53	0.63	0.91	0.99	1.09
Net interest spread (2)	3.13	3.12	3.28	3.26	3.25
Net interest margin (2)	3.31	3.32	3.54	3.55	3.56
Efficiency (1) (2)	55.23	55.57	57.69	58.29	57.57
Average loans to average deposits	90.88	91.87	94.61	90.78	88.96
Annualized net loan charge-offs /average loans	(0.00)	0.07	0.18	0.20	0.04
Effective income tax rate	15.66	0.93	13.40	16.23	18.24
Trust assets, market value at period end	$4,649,054	$4,487,042	$4,082,141	$4,719,966	$4,443,430

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands, except shares)

					% Change
	September 30,			December 31,	December 31, 2019
Balance sheets	2020	2019	% Change	2019	to June 30, 2020
Assets
Cash and due from banks	$215,982	$157,965	3.0	$182,905	18.1
Due from banks - interest bearing	544,284	36,390	NM	51,891	NM
Securities:
Equity securities, at fair value	12,516	11,817	7.5	12,343	1.4
Available-for-sale debt securities, at fair value	2,045,924	2,129,284	(7.4)	2,393,558	(14.5)
Held-to-maturity debt securities (fair values of $782,401; $877,809 and $874,523, respectively)	746,767	900,605	(12.4)	851,753	(12.3)
Allowance for credit losses, held-to-maturity debt securities	(461)	-	(100.0)	-	(100.0)
Net held-to-maturity debt securities	746,306	900,605	(12.5)	851,753	(12.4)
Total securities	2,804,746	3,041,706	(8.7)	3,257,654	(13.9)
Loans held for sale	134,151	18,649	547.6	43,013	211.9
Portfolio loans:
Commercial real estate	5,708,648	3,854,653	48.1	5,725,008	(0.3)
Commercial and industrial	2,507,235	1,332,275	88.2	1,644,699	52.4
Residential real estate	1,798,019	1,638,574	9.7	1,873,647	(4.0)
Home equity	647,052	587,745	10.1	649,678	(0.4)
Consumer	328,592	343,505	(4.3)	374,953	(12.4)
Total portfolio loans, net of unearned income	10,989,546	7,756,752	41.7	10,267,985	7.0
Allowance for credit losses - loans (1)	(185,109)	(54,317)	(240.8)	(52,429)	(253.1)
Net portfolio loans	10,804,437	7,702,435	40.3	10,215,556	5.8
Premises and equipment, net	248,491	178,344	39.3	261,014	(4.8)
Accrued interest receivable	65,023	37,156	75.0	43,648	49.0
Goodwill and other intangible assets, net	1,165,566	914,705	27.4	1,149,153	1.4
Bank-owned life insurance	304,288	229,349	32.7	299,516	1.6
Other assets	265,172	193,183	37.3	215,762	22.9
Total Assets	$16,552,140	$12,593,887	31.4	$15,720,112	5.3
Liabilities
Deposits:
Non-interest bearing demand	$4,073,305	$2,476,392	64.5	$3,178,270	28.2
Interest bearing demand	2,633,601	2,128,581	23.7	2,316,855	13.7
Money market	1,619,410	1,085,732	49.2	1,518,314	6.7
Savings deposits	2,167,597	1,698,125	27.6	1,934,647	12.0
Certificates of deposit	1,707,512	1,275,533	33.9	2,055,920	(16.9)
Total deposits	12,201,425	8,664,363	40.8	11,004,006	10.9
Federal Home Loan Bank borrowings	794,621	1,161,092	(31.6)	1,415,615	(43.9)
Other short-term borrowings	381,909	325,247	17.4	282,362	35.3
Subordinated debt and junior subordinated debt	192,150	156,632	22.7	199,869	(3.9)
Total borrowings	1,368,680	1,642,971	(16.7)	1,897,846	(27.9)
Accrued interest payable	5,014	5,273	(4.9)	8,077	(37.9)
Other liabilities	244,055	180,011	35.6	216,262	12.9
Total Liabilities	13,819,174	10,492,618	31.7	13,126,191	5.3
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized in 2020 and 2019, respectively; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding at September 30, 2020 and 0 shares issued and outstanding at December 31, 2019, respectively.	144,529	-	100.0	-	100.0
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2020 and 2019, respectively; 68,081,306, 54,698,250 and 68,078,116 shares issued, respectively; 67,216,012, 54,691,225 and 67,824,428 shares outstanding, respectively	141,834	113,954	24.5	141,827	-
Capital surplus	1,634,172	1,169,595	39.7	1,636,966	(0.2)
Retained earnings	802,892	809,332	(0.8)	824,694	(2.6)
Treasury stock ( 865,294, 7,025 and 253,688 shares - at cost, respectively)	(27,403)	(252)	NM	(9,463)	(189.6)
Accumulated other comprehensive income (loss)	38,301	9,922	286.0	1,201	NM
Deferred benefits for directors	(1,359)	(1,282)	(6.0)	(1,304)	(4.2)
Total Shareholders' Equity	2,732,966	2,101,269	30.1	2,593,921	5.4
Total Liabilities and Shareholders' Equity	$16,552,140	$12,593,887	31.4	$15,720,112	5.3

(1) Allowance for credit losses - loans as of September 30, 2020 includes a day 1 adjustment of $41.4 million due to the adoption of ASU 2016-13.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

	September 30,	June 30,
Balance sheets	2020	2020	% Change
Assets
Cash and due from banks	$215,982	$219,022	(1.4)
Due from banks - interest bearing	544,284	671,312	(18.9)
Securities:
Equity securities, at fair value	12,516	12,277	1.9
Available-for-sale debt securities, at fair value	2,045,924	2,073,949	(1.4)
Held-to-maturity debt securities (fair values of $782,401 and 802,666, respectively)	746,767	766,416	(2.6)
Allowance for credit losses, held-to-maturity debt securities	(461)	(817)	43.6
Net held-to-maturity debt securities	746,306	765,599	(2.5)
Total securities	2,804,746	2,851,825	(1.7)
Loans held for sale	134,151	53,324	151.6
Portfolio loans:
Commercial real estate	5,708,648	5,694,457	0.2
Commercial and industrial	2,507,235	2,496,096	0.4
Residential real estate	1,798,019	1,893,544	(5.0)
Home equity	647,052	646,323	0.1
Consumer	328,592	343,723	(4.4)
Total portfolio loans, net of unearned income	10,989,546	11,074,143	(0.8)
Allowance for credit losses - loans (1)	(185,109)	(168,475)	(9.9)
Net portfolio loans	10,804,437	10,905,668	(0.9)
Premises and equipment, net	248,491	255,306	(2.7)
Accrued interest receivable	65,023	59,151	9.9
Goodwill and other intangible assets, net	1,165,566	1,166,853	(0.1)
Bank-owned life insurance	304,288	303,022	0.4
Other assets	265,172	269,912	(1.8)
Total Assets	$16,552,140	$16,755,395	(1.2)
Liabilities
Deposits:
Non-interest bearing demand	$4,073,305	$4,067,903	0.1
Interest bearing demand	2,633,601	2,596,132	1.4
Money market	1,619,410	1,610,248	0.6
Savings deposits	2,167,597	2,103,154	3.1
Certificates of deposit	1,707,512	1,809,016	(5.6)
Total deposits	12,201,425	12,186,453	0.1
Federal Home Loan Bank borrowings	794,621	1,129,631	(29.7)
Other short-term borrowings	381,909	390,777	(2.3)
Subordinated debt and junior subordinated debt	192,150	192,080	-
Total borrowings	1,368,680	1,712,488	(20.1)
Accrued interest payable	5,014	6,040	(17.0)
Other liabilities	244,055	280,893	(13.1)
Total Liabilities	13,819,174	14,185,874	(2.6)
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized in 2020 and 2019, respectively; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding at September 30, 2020 and 0 shares issued and outstanding at December 31, 2019, respectively.	144,529	-	100.0
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 and 68,078,116 shares issued, respectively; 67,216,012 and 67,211,192 shares outstanding, respectively	141,834	141,827	-
Capital surplus	1,634,172	1,633,079	0.1
Retained earnings	802,892	782,990	2.5
Treasury stock (865,294 and 866,924 shares - at cost)	(27,403)	(27,518)	0.4
Accumulated other comprehensive income (loss)	38,301	40,516	(5.5)
Deferred benefits for directors	(1,359)	(1,373)	1.0
Total Shareholders' Equity	2,732,966	2,569,521	6.4
Total Liabilities and Shareholders' Equity	$16,552,140	$16,755,395	(1.2)

(1) Allowance for credit losses - loans includes a day 1 adjustment of $41.4 million due to the adoption of ASU 2016-13.

NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2020		2019		2020		2019
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$755,575	0.16%	$71,163	2.41%	$509,928	0.25%	$73,617	2.50%
Loans, net of unearned income (1)	11,107,106	4.17	7,751,724	4.88	10,813,737	4.34	7,704,212	4.99
Securities: (2)
Taxable	2,121,780	2.19	2,301,933	2.76	2,328,196	2.45	2,330,439	2.81
Tax-exempt (3)	603,835	3.49	684,164	3.52	624,278	3.50	744,949	3.50
Total securities	2,725,615	2.47	2,986,097	2.93	2,952,474	2.67	3,075,388	2.97
Other earning assets	56,575	6.88	53,181	6.80	65,849	6.27	51,954	7.12
Total earning assets (3)	14,644,871	3.66%	10,862,165	4.34%	14,341,988	3.86%	10,905,171	4.41%
Other assets	2,074,846		1,625,988		2,065,777		1,590,847
Total Assets	$16,719,717		$12,488,153		$16,407,765		$12,496,018

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$2,654,161	0.18%	$2,126,720	0.84%	$2,518,952	0.32%	$2,131,887	0.80%
Money market accounts	1,623,969	0.17	1,097,930	0.71	1,590,498	0.33	1,122,665	0.70
Savings deposits	2,140,932	0.06	1,686,267	0.20	2,051,930	0.10	1,674,262	0.16
Certificates of deposit	1,761,087	0.72	1,321,696	1.15	1,865,439	0.77	1,385,349	1.14
Total interest bearing deposits	8,180,149	0.26	6,232,613	0.71	8,026,819	0.37	6,314,163	0.69
Federal Home Loan Bank borrowings	1,006,593	2.16	1,048,401	2.51	1,285,266	2.18	1,036,464	2.49
Other borrowings	383,771	0.32	317,931	1.69	361,949	0.54	321,976	1.82
Subordinated debt and junior subordinated debt	192,093	3.87	156,561	5.26	194,195	4.40	169,944	5.37
Total interest bearing liabilities	9,762,606	0.53%	7,755,506	1.09%	9,868,229	0.69%	7,842,547	1.07%
Non-interest bearing demand deposits	4,041,681		2,481,384		3,679,743		2,463,076
Other liabilities	252,917		153,729		239,797		139,761
Shareholders' equity	2,662,513		2,097,534		2,619,996		2,050,634
Total Liabilities and Shareholders' Equity	$16,719,717		$12,488,153		$16,407,765		$12,496,018
Taxable equivalent net interest spread		3.13%		3.25%		3.17%		3.34%
Taxable equivalent net interest margin		3.31%		3.56%		3.38%		3.64%

(1)

(1) Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale. Loan fees included in interest income on loans are $6.2 million and $0.4 million for the three months ended September 30, 2020 and 2019, respectively, and are $9.5 million and $1.3 million for the nine months ended September 30, 2020 and 2019, respectively. As part of loan fees for both the three and nine month ended September 30, 2020, is $5.6 million and $7.7 million of PPP loan fees. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $4.2 million and $3.4 million for the three months ended September 30, 2020 and 2019, respectively, and are $12.5 million and $13.0 million for the nine months ended September 30, 2020 and 2019, respectively. Accretion on interest bearing liabilities acquired from the prior acquisitions was $2.1 million and $0.3 million for the three months ended September 30, 2020 and 2019, respectively, and are $8.1 million and  $0.9 million for the nine months ended September 30, 2020 and 2019, respectively.

(2)	Average yields on available-for-sale securities are calculated based on amortized cost.
(3)	Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Statement of Income	2020	2020	2020	2019	2019
Interest and dividend income
Loans, including fees	$116,524	$115,068	$119,503	$105,879	$95,369
Interest and dividends on securities:
Taxable	11,669	14,047	16,986	16,586	15,887
Tax-exempt	4,182	4,302	4,456	4,563	4,759
Total interest and dividends on securities	15,851	18,349	21,442	21,149	20,646
Other interest income	1,282	1,277	1,503	1,281	1,333
Total interest and dividend income	133,657	134,694	142,448	128,309	117,348
Interest expense
Interest bearing demand deposits	1,225	1,350	3,393	4,054	4,489
Money market deposits	707	879	2,352	2,143	1,973
Savings deposits	303	297	923	935	861
Certificates of deposit	3,197	3,514	4,054	3,800	3,830
Total interest expense on deposits	5,432	6,040	10,723	10,932	11,153
Federal Home Loan Bank borrowings	5,457	7,293	8,232	7,279	6,645
Other short-term borrowings	304	279	870	1,009	1,353
Subordinated debt and junior subordinated debt	1,871	2,069	2,461	2,125	2,077
Total interest expense	13,064	15,681	22,286	21,345	21,228
Net interest income	120,593	119,013	120,162	106,964	96,120
Provision for credit losses	16,288	61,841	29,821	1,824	4,121
Net interest income after provision for credit losses	104,305	57,172	90,341	105,140	91,999
Non-interest income
Trust fees	6,426	6,202	6,952	6,699	6,425
Service charges on deposits	5,332	4,323	6,617	7,171	7,056
Electronic banking fees	4,780	4,066	4,254	4,336	5,253
Net securities brokerage revenue	1,725	1,384	1,679	1,393	1,765
Bank-owned life insurance	2,088	1,752	1,769	1,882	1,373
Mortgage banking income	8,488	7,531	1,276	2,957	2,588
Net securities gains	787	1,299	1,491	520	235
Net (loss) / gain on other real estate owned and other assets	(19)	(66)	169	61	158
Other income	5,005	6,369	3,802	5,819	2,097
Total non-interest income	34,612	32,860	28,009	30,838	26,950
Non-interest expense
Salaries and wages	38,342	36,773	38,910	36,984	32,915
Employee benefits	10,604	10,138	10,373	9,894	9,726
Net occupancy	7,092	6,634	7,084	6,162	5,392
Equipment	6,229	5,722	6,039	5,570	5,273
Marketing	1,577	1,567	1,138	2,059	1,505
FDIC insurance	1,948	2,395	2,113	668	(1,221)
Amortization of intangible assets	3,346	3,365	3,374	2,916	2,446
Restructuring and merger-related expense	3,608	468	5,164	11,522	1,688
Other operating expenses	17,197	18,440	17,138	16,781	15,544
Total non-interest expense	89,943	85,502	91,333	92,556	73,268
Income before provision for income taxes	48,974	4,530	27,017	43,422	45,681
Provision for income taxes	7,669	42	3,621	7,046	8,334
Net Income	41,305	4,488	23,396	36,376	37,347
Preferred stock dividends	0	0	0	0	0
Net income available to common shareholders	$41,305	$4,488	$23,396	$36,376	$37,347

Taxable equivalent net interest income	$121,705	$120,156	$121,346	$108,177	$97,385

Per common share data
Net income per common share - basic	$0.61	$0.07	$0.34	$0.60	$0.68
Net income per common share - diluted	0.61	0.07	0.34	0.60	0.68
Net income per common share - diluted, excluding certain items (1)(2)	0.66	0.07	0.40	0.75	0.71
Dividends declared	0.32	0.32	0.32	0.31	0.31
Book value (period end)	40.66	38.23	38.56	38.24	38.42
Tangible common book value (period end) (1)	21.39	21.10	21.36	21.55	21.89
Average common shares outstanding - basic	67,214,759	67,104,628	67,486,550	60,461,325	54,695,578
Average common shares outstanding - diluted	67,269,303	67,181,755	67,587,446	60,562,366	54,751,344
Period end common shares outstanding	67,216,012	67,211,192	67,058,155	67,824,428	54,691,225
Full time equivalent employees	2,618	2,676	2,703	2,705	2,330

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2020		2020		2020		2019		2019
Non-performing assets:
Troubled debt restructurings - accruing	$4,191		$5,105		$5,434		$5,431		$5,840
Non-accrual loans:
Troubled debt restructurings	1,818		1,339		1,571		1,422		1,345
Other non-accrual loans (1)	35,448		34,119		32,796		43,491		33,456
Total non-accrual loans	37,266		35,458		34,367		44,913		34,801
Total non-performing loans	41,457		40,563		39,801		50,344		40,641
Other real estate and repossessed assets	738		1,212		1,083		4,178		3,678
Total non-performing assets	$42,195		$41,775		$40,884		$54,522		$44,319

Past due loans (1):
Loans past due 30-89 days	$17,338		$30,595		$32,805		$36,330		$17,906
Loans past due 90 days or more	10,170		36,903		14,287		11,613		5,425
Total past due loans	$27,508		$67,498		$47,092		$47,943		$23,331

Criticized and classified loans (2):
Criticized loans	$248,264		$148,580		$120,801		$118,959		$78,880
Classified loans	108,594		98,127		95,162		103,519		95,071
Total criticized and classified loans	$356,858		$246,707		$215,963		$222,478		$173,951

Loans past due 30-89 days / total portfolio loans (3)	0.16%		0.28%		0.32%		0.35%		0.23%
Loans past due 90 days or more / total portfolio loans	0.09		0.33		0.14		0.11		0.07
Non-performing loans / total portfolio loans	0.38		0.37		0.38		0.49		0.52
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.38		0.38		0.39		0.53		0.57
Non-performing assets / total assets	0.26		0.25		0.26		0.35		0.35
Criticized and classified loans / total portfolio loans	3.25		2.23		2.09		2.17		2.24

Allowance for credit losses
Allowance for credit losses - loans (4)	$185,109		$168,475		$114,272		$52,429		$54,317
Provision for credit losses (4)	16,288		61,841		29,821		1,824		4,121
Net loan and deposit account overdraft charge-offs	(133)		1,942		4,716		4,476		791
Annualized net loan charge-offs /average loans	(0.00)%		0.07%		0.18%		0.20%		0.04%
Allowance for credit losses - loans / total portfolio loans	1.68%		1.52%		1.10%		0.51%		0.70%
Allowance for credit losses - loans / total portfolio loans excluding PPP loans	1.83%		1.65%		1.10%		0.51%		0.70%
Allowance for credit losses - loans / non-performing loans	4.47	x	4.15	x	2.87	x	1.04	x	1.34	x
Allowance for credit losses - loans / non-performing loans and loans past due	2.68	x	1.56	x	1.32	x	0.53	x	0.85	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2020		2020		2020		2019		2019
Capital ratios
Tier I leverage capital	10.18%		9.09%		9.64%		11.30%		11.30%
Tier I risk-based capital	14.29		12.59		12.51		12.89		15.40
Total risk-based capital	17.18		15.33		14.83		15.12		16.36
Common equity tier 1 capital ratio (CET 1)	12.99		12.59		12.51		12.89		13.87
Average shareholders' equity to average assets	15.92		15.57		16.43		16.73		16.80
Tangible equity to tangible assets (5)	10.27		9.09		9.65		10.02		10.24
Tangible common equity to tangible assets (5)	9.33		9.09		9.65		10.02		10.24

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) Total portfolio loans includes $853.1 million of PPP loans as of September 30, 2020.
(4) The provision for credit losses includes $0.1 million and $5.1 million for loan commitments for the three months ended September 30, 2020 and June 30, 2020, respectively.
Excludes the allowance for credit losses - loan commitments, which is included in other liabilities, is $10.8 million and $10.7 million as of September 30, 2020 and June 30, 2020, respectively.
(5) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES							Page 11

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2020	2020	2020	2019	2019	2020	2019
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income	$41,305	$4,488	$23,396	$36,376	$37,347	$69,189	$122,497
Plus: after-tax restructuring and merger-related expenses (1)	2,850	370	4,080	9,102	1,334	7,300	3,852
Net income excluding after-tax restructuring and merger-related expenses	44,155	4,858	27,476	45,478	38,681	76,489	126,349

Average total assets	$16,719,717	$16,715,211	$15,784,939	$13,919,430	$12,488,153	$16,407,765	$12,496,018

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	1.05%	0.12%	0.70%	1.30%	1.23%	0.62%	1.35%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income	$41,305	$4,488	$23,396	$36,376	$37,347	$69,189	$122,497
Plus: after-tax restructuring and merger-related expenses (1)	2,850	370	4,080	9,102	1,334	7,300	3,852
Net income excluding after-tax merger-related expenses	44,155	4,858	27,476	45,478	38,681	76,489	126,349

Average total shareholders' equity	2,662,513	2,602,938	2,594,069	2,329,121	2,097,534	2,619,996	2,050,634

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	6.60%	0.75%	4.26%	7.75%	7.32%	3.90%	8.24%

Return on average tangible equity:
Net income	$41,305	$4,488	$23,396	$36,376	$37,347	$69,189	$122,497
Plus: amortization of intangibles (1)	2,643	2,658	2,665	2,304	1,932	7,967	5,865
Net income before amortization of intangibles	43,948	7,146	26,061	38,680	39,279	77,156	128,362

Average total shareholders' equity	2,662,513	2,602,938	2,594,069	2,329,121	2,097,534	2,619,996	2,050,634
Less: average goodwill and other intangibles, net of def. tax liability	(1,150,549)	(1,152,856)	(1,112,327)	(997,658)	(904,204)	(1,138,621)	(904,489)
Average tangible equity	$1,511,964	$1,450,082	$1,481,742	$1,331,463	$1,193,330	$1,481,375	$1,146,145

Return on average tangible equity (annualized) (2)	11.56%	1.98%	7.07%	11.53%	13.06%	6.96%	14.97%

Average tangible equity	$1,431,657	$1,450,082	$1,481,742	$1,331,463	$1,193,330	$1,454,411	$1,146,145
Return on average common tangible equity (annualized) (2)	12.21%	1.98%	7.07%	11.53%	13.06%	7.09%	14.97%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income	$41,305	$4,488	$23,396	$36,376	$37,347	$69,189	$122,497
Plus: after-tax restructuring and merger-related expenses (1)	2,850	370	4,080	9,102	1,334	7,300	3,852
Plus: amortization of intangibles (1)	2,643	2,658	2,665	2,304	1,932	7,967	5,865
Net income before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	46,798	7,516	30,141	47,782	40,613	84,456	132,214

Average total shareholders' equity	2,662,513	2,602,938	2,594,069	2,329,121	2,097,534	2,619,996	2,050,634
Less: average goodwill and other intangibles, net of def. tax liability	(1,150,549)	(1,152,856)	(1,112,327)	(997,658)	(904,204)	(1,138,621)	(904,489)
Average tangible equity	$1,511,964	$1,450,082	$1,481,742	$1,331,463	$1,193,330	$1,481,375	$1,146,145

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	12.31%	2.08%	8.18%	14.24%	13.50%	7.62%	15.42%

Average tangible equity	$1,431,657	$1,450,082	$1,481,742	$1,331,463	$1,193,330	$1,454,411	$1,146,145
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	13.00%	2.08%	8.18%	14.24%	13.50%	7.76%	15.42%

Efficiency ratio:
Non-interest expense	$89,943	$85,502	$91,333	$92,556	$73,268	$266,779	$219,652
Less: restructuring and merger-related expense	(3,608)	(468)	(5,164)	(11,522)	(1,688)	(9,241)	(4,876)
Non-interest expense excluding restructuring and merger-related expense	86,335	85,034	86,169	81,034	71,580	257,538	214,776

Net interest income on a fully taxable equivalent basis	121,705	120,156	121,346	108,177	97,385	363,208	297,046
Non-interest income	34,612	32,860	28,009	30,838	26,950	95,481	85,878
Net interest income on a fully taxable equivalent basis plus non-interest income	$156,317	$153,016	$149,355	$139,015	$124,335	$458,689	$382,924
Efficiency Ratio	55.23%	55.57%	57.69%	58.29%	57.57%	56.15%	56.09%

Net income, excluding after-tax restructuring and merger-related expenses:
Net income	$41,305	$4,488	$23,396	$36,376	$37,347	$69,189	$122,497
Add: After-tax restructuring and merger-related expenses (1)	2,850	370	4,080	9,102	1,334	7,300	3,852
Net income, excluding after-tax restructuring and merger-related expenses	$44,155	$4,858	$27,476	$45,478	$38,681	$76,489	$126,349

Net Income, excluding after-tax restructuring and merger-related expenses per diluted share:
Net income per diluted share	$0.61	$0.07	$0.35	$0.60	$0.68	$1.03	$2.24
Add: After-tax restructuring and merger-related expenses per diluted share (1)	0.05	-	0.06	0.15	0.03	0.11	0.07
Net income, excluding after-tax restructuring and merger-related expenses per diluted share	$0.66	$0.07	$0.41	$0.75	$0.71	$1.14	$2.31

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2020	2020	2020	2019	2019
Tangible common book value per share:
Total shareholders' equity	$2,732,966	$2,569,521	$2,586,060	$2,593,921	$2,101,269
Less: goodwill and other intangible assets, net of def. tax liability	(1,150,939)	(1,151,523)	(1,154,033)	(1,132,262)	(904,256)
Less: preferred shareholders' equity	(144,529)	-	-	-	-
Tangible common equity	1,437,498	1,417,998	1,432,027	1,461,659	1,197,013

Common shares outstanding	67,216,012	67,211,192	67,058,155	67,824,428	54,691,225

Tangible common book value per share	$21.39	$21.10	$21.36	$21.55	$21.89

Tangible common equity to tangible assets:
Total shareholders' equity	$2,732,966	$2,569,521	$2,586,060	$2,593,921	$2,101,269
Less: goodwill and other intangible assets, net of def. tax liability	(1,150,939)	(1,151,523)	(1,154,033)	(1,132,262)	(904,256)
Tangible equity	1,582,027	1,417,998	1,432,027	1,461,659	1,197,013
Less: preferred shareholders' equity	(144,529)	-	-	-	-
Tangible common equity	1,437,498	1,417,998	1,432,027	1,461,659	1,197,013

Total assets	16,552,140	16,755,395	15,995,572	15,720,112	12,593,887
Less: goodwill and other intangible assets, net of def. tax liability	(1,150,939)	(1,151,523)	(1,154,033)	(1,132,262)	(904,256)
Tangible assets	$15,401,201	$15,603,872	$14,841,539	$14,587,850	$11,689,631

Tangible equity to tangible assets	10.27%	9.09%	9.65%	10.02%	10.24%

Tangible common equity to tangible assets	9.33%	9.09%	9.65%	10.02%	10.24%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended						Year to Date
	Sept. 30,	June 30,	Mar. 31,		Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2020	2020	2020		2019	2019	2020	2019
Pre-tax, pre-provision income:
Income before provision for income taxes	$48,974	$4,530	$27,017		$43,422	$45,681	$80,521	$149,792
Add: provision for credit losses	16,288	61,841	29,821		1,824	4,121	107,949	9,375
Pre-tax, pre-provision income	$65,262	$66,371	$56,838		$45,246	$49,802	$188,470	$159,167

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$48,974	$4,530	$27,017		$43,422	$45,681	$80,521	$149,792
Add: provision for credit losses	16,288	61,841	29,821		1,824	4,121	107,949	9,375
Add: restructuring and merger-related expenses	3,608	468	5,164		11,522	1,688	9,241	4,876
Pre-tax, pre-provision income	$68,870	$66,839	$56,768	##	$56,768	$51,490	$197,711	$164,043

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$48,974	$4,530	$27,017		$43,422	$45,681	$80,521	$149,792
Add: provision for credit losses	16,288	61,841	29,821		1,824	4,121	107,949	9,375
Add: restructuring and merger-related expenses	3,608	468	5,164		11,522	1,688	9,241	4,876
'Pre-tax, pre-provision income	68,870	66,839	62,002		56,768	51,490	197,711	164,043

Average total assets	$16,719,717	$16,715,211	$15,784,939		$13,919,430	$12,488,153	$16,407,765	$12,496,018

'Return on average assets, excluding certain items (annualized) (1) (2)	1.64%	1.61%	1.58%		1.62%	1.64%	1.61%	1.76%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$48,974	$4,530	$27,017		$43,422	$45,681	$80,521	$149,792
Add: provision for credit losses	16,288	61,841	29,821		1,824	4,121	107,949	9,375
Add: restructuring and merger-related expenses	3,608	468	5,164		11,522	1,688	9,241	4,876
Pre-tax, pre-provision income	68,870	66,839	62,002		56,768	51,490	197,711	164,043

Average total shareholders' equity	$2,662,513	$2,602,938	$2,594,069		$2,329,121	$2,097,534	$2,619,996	$2,050,634

Return on average equity, excluding certain items (annualized) (1) (2)	10.29%	10.33%	9.61%		9.67%	9.74%	10.08%	10.70%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$48,974	$4,530	$27,017		$43,422	$45,681	$80,521	$149,792
Add: provision for credit losses	16,288	61,841	29,821		1,824	4,121	107,949	9,375
Add: amortization of intangibles	3,346	3,365	3,374		2,916	2,446	10,085	7,424
Add: restructuring and merger-related expenses	3,608	468	5,164		11,522	1,688	9,241	4,876
Income before provision, restructuring & merger-related expenses and amortization of intangibles	72,216	70,204	65,376		59,684	53,936	207,796	171,467

Average total shareholders' equity	2,662,513	2,602,938	2,594,069		2,329,121	2,097,534	2,619,996	2,050,634
Less: average goodwill and other intangibles, net of def. tax liability	(1,150,549)	(1,152,856)	(1,112,327)		(997,658)	(904,204)	(1,138,621)	(904,489)
Average tangible equity	$1,511,964	$1,450,082	$1,481,742		$1,331,463	$1,193,330	$1,481,375	$1,146,145

Return on average tangible equity, excluding certain items (annualized) (1) (2)	19.00%	19.47%	17.75%		17.78%	17.93%	18.74%	20.00%

Average tangible equity	$1,431,657	$1,450,082	$1,481,742		$1,331,463	$1,193,330	$1,454,411	$1,146,145
Return on average tangible common equity, excluding certain items (annualized) (1) (2)	20.07%	19.47%	17.75%		17.78%	17.93%	19.08%	20.00%
(1)	Certain items excluded from the calculation consist of credit provision, tax provision and restructuring & merger-related expenses.
(2)	The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.